                                                                     Exhibit 4.5

                                      NOTE
                                                                  March 27, 2000


     On March 27, 2000, for value received, SIMPLEX TECHNOLOGIES INC., a Massachusetts corporation (hereinafter called the "Issuer"), hereby promises to pay to TYCO GROUP S.A.R.L., a company organized under the laws of the Grand Duchy of Luxembourg (the "Lender"), the unpaid principal amount of this Note issued by the Issuer to the Lender pursuant to Article Three of the Master Loan Agreement (as defined below), and to pay Interest on the unpaid principal amount of the Loan in accordance with Master Loan Agreement on the Interest Payment Date in accordance with the terms and conditions of the Master Loan Agreement and as specified as follows:

Note Series Designation:                               A
     Number of Notes in Series:                        1
     Note Certificate Number:                          1001A

     Issue Date:                                       March 27, 2000
     Maturity Date:                                    March 27, 2012
     Term of Notes:                                    12 years

     Currency of Note:                                 U.S. Dollars
     Principal Amount of Note:                         US$250,000,000
     Principal Repayable in Installments:
             Number of Installments:                   1
             Principal Repayment Dates:                March 27, 2012
             Amount of Principal Installment:          US$250,000,000

     Interest Rate:                                    7.5% p.a.
     360 or 365 Day Year:                              365
     Interest Payment Dates per Year:                  March 15, June 15, Sept. 15 and Dec. 15

     Place of Payment of Interest and Principal:       Per Section 3.2
     Redeemable Prior to Maturity:                     Yes
     Redemption Price:                                 Redemption Date           Redemption Price as
                                                       During  Period            Percentage of Principal
                                                       --------------            -----------------------
                                                       03/27/00 - 03/26/01       105.0%
                                                       03/27/01 - 03/26/02       104.0%
                                                       03/27/02 - 03/26/03       103.0%
                                                       03/27/03 - 03/26/04       102.0%
                                                       03/27/04 - 03/26/05       101.0%
                                                       On or After 03/27/05      100.0%



     Priority:                                         Pari Passu
     If Subordinated,
     Designation of Notes Series Senior to this Note:  N/A
     Subordinated as to Payment of Principal:          N/A
     Subordinated as to Payment of Interest:           N/A

     Payments of principal and Interest under this Note shall be made in United States dollars by wire transfer of immediately available funds to the bank account or accounts as advised from time to time by the Lender in accordance with Section 12.4 of the Master Loan Agreement.

     This Note is a Note evidencing an advance under the Master Loan Agreement dated as of March 27, 2000, between the Issuer and Lender, which provides, among other things, for the issuance of Notes in one or more series by the Issuer up to an aggregate principal amount of Five Hundred Million United States Dollars (US$500,000,000), or its equivalent in any other currency (as determined on the respective Issue Dates of all such Notes), for the repayment of such Notes, and for the acceleration of the maturity of said Notes following an event of default, all on the terms set forth in said Master Loan Agreement and in this Note.

     Unless otherwise specified herein, all capitalized terms herein will be as defined in the Master Loan Agreement.

                              For and on Behalf of
                              SIMPLEX TECHNOLOGIES, INC.


                              By:      _______________________________
                                       Neil R. Garvey
                                       President


                              By:      ________________________________
                                       Michael A. Robinson
                                       Treasurer